EXHIBIT 23.3

CONSENT OF HILL, BARTH & KING LLC, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” in this Registration Statement on Form S-4 and related Prospectus of First Busey Corporation for the registration of 850,000 shares of its common stock and to the incorporation by reference therein in the Annual Report of Form 10K of our report dated January 28, 2003 relating to consolidated financial statements of Tarpon Coast Bancorp, Inc. for the year ended December 31, 2002.

/s/ HILL BARTH & KING LLC
  Certified Public Accountants

Naples, Florida
April 5, 2005